UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 8, 2018 (May 24, 2018)

HOMESTREET, INC.
(Exact name of registrant as specified in its charter)

Washington	001-35424	91-0186600
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
601 Union Street, Ste. 2000, Seattle, WA 98101
(Address of principal executive offices) (Zip Code)
(206) 623-3050
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark if the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[ ]	Emerging growth company

[ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Explanatory Note
This Amendment No. 1 (this “Amendment”) is being filed by HomeStreet, Inc. (the “Company”) to amend the Current Report on Form 8-K that the Company filed with the Securities and Exchange Commission on May 31, 2018 disclosing the preliminary results of the Company’s annual meeting of shareholders held on May 24, 2018 (the “Annual Meeting”). This Amendment is being filed to disclose the final, certified voting results received from IVS Associates, Inc. (“IVS”), the independent inspector of elections for the Annual Meeting.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

As of the close of business on April 5, 2018, the record date for the Annual Meeting, 26,971,909 shares of Company common stock, no par value (“Common Stock”), were outstanding and entitled to vote at the Annual Meeting.

On June 8, 2018, IVS delivered its final vote tabulation that certified the voting results for each of the matters set forth below that were submitted to a vote at the Annual Meeting.

As previously disclosed, Roaring Blue Lion Capital Management, L.P. and those soliciting proxies with it (including but not limited to Blue Lion Opportunity Master Fund, L.P., Roaring Blue Lion, LLC, BLOF II, LP, Blue Lion Capital Management Fund, L.P., Charles W. Griege, Jr., Ronald K. Tanemura and Phillip M. Goldberg, together with Roaring Blue Lion Capital Management, L.P., “Roaring Blue Lion”) failed to apply for, and obtain, approval from the Washington Department of Financial Institutions Division of Banks (the “DFI”) in conjunction with Roaring Blue Lion’s proxy fight against the Company.

Based on information supplied by its proxy solicitor, the Company determined that, prior to the date of the Annual Meeting, Roaring Blue Lion solicited and obtained proxies representing more than 25% of the shares of Common Stock outstanding on the record date. Accordingly, the Company believes that, based on the Interpretive Statement of the DFI dated March 15, 2018 and the advice of outside banking regulatory counsel, the proxies solicited by Roaring Blue Lion and submitted at the Annual Meeting on blue proxy cards are void and ineffective pursuant to RCW 31A.04.405(7). Notwithstanding this, IVS did not find the blue proxy cards to be facially invalid and, therefore, did not exclude the blue proxy cards from its final report. However, IVS did deliver a separate tabulation indicating votes on blue proxy cards.

In its final report, IVS determined that 23,978,326 shares of Common Stock (including 3,662,763 shares of Common Stock voted on blue proxy cards) were voted in person or by proxy at the Annual Meeting, representing more than 75 percent of the shares entitled to be voted. Set forth below are the final voting results, noting in parentheses the number of votes on blue proxy cards included in each total. As previously disclosed, the ultimate outcome of the election of the directors and the approval of the other matters set forth below were not affected by the counting of votes on blue proxy cards. By including the votes submitted on blue proxy cards in the totals below, the Company does not in any way indicate that such votes are valid or that it agrees with the inclusion in such totals of any of the votes on the blue proxy cards solicited by Roaring Blue Lion.

Proposal 1

Company shareholders re-elected the following three Class I directors to serve until the 2021 annual meeting of shareholders (or until their respective successors are elected and qualified), by the votes set forth below:

Nominee	Votes For	Votes Against	Abstentions	Withhold Votes	Broker Non-Votes
Scott M. Boggs	12,505,374 (33,853)	11,154,043 (3,625,910)	54,119 (3,000)	0 (0)	243,436
Mark R. Patterson	21,914,376 (3,543,116)	1,666,960 (105,627)	130,663 (12,484)	1,537 (1,536)	243,436
Douglas I. Smith	18,574,254 (2,502,941)	5,085,140 (1,156,822)	53,957 (3,000)	185 (0)	243,436

Proposal 2

Company shareholders approved on an advisory (non-binding) basis, the compensation of the Company’s named executive officers, by the votes set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
18,418,591 (2,679,299)	5,212,306 (963,163)	82,639 (20,301)	243,436

Proposal 3

Company shareholders approved on an advisory (non-binding) basis the frequency of one year for future advisory (non-binding) shareholder votes on executive compensation, by the votes set forth below:

Votes for One Year	Votes for Two Years	Votes for Three Years	Abstentions	Broker Non-Votes
20,954,299 (3,553,522)	162,872 (2,000)	2,330,031 (87,299)	266,334 (19,942)	243,436

Proposal 4

Company shareholders ratified on an advisory (non-binding) basis the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018, by the votes set forth below:

Votes For	Votes Against	Abstentions
23,806,408 (3,644,646)	140,575 (13,827)	31,343 (4,290)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2018

HomeStreet, Inc.

By:	/s/ Godfrey B. Evans
Godfrey B. Evans
Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary